ENVIRONMENTAL LIABILITIES AGREEMENT

                               Loan No. 1700020098
                      Property: Old Orchard Shopping Center
                      Santa Clarita (Valencia), California



         THIS ENVIRONMENTAL LIABILITIES AGREEMENT (this "Agreement") is made as of September 23, 1997, by CONCORD MILESTONE PLUS, L.P., a Delaware limited partnership (the "Borrower"), and CM PLUS CORPORATION, a Delaware corporation ("CM Plus") (collectively, the "Indemnitor"), to and for the benefit of WESTCO REAL ESTATE FINANCE CORP., a California corporation (the "Lender").

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:
                  Asbestos:  Asbestos or any substance containing asbestos.

                  Environmental Law: Any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction or decree which pertains to health, safety or the environment (including but not limited to, ground or air or water or noise pollution or contamination, and underground or aboveground tanks) and shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and any state or federal lien or superlien or environmental clean-up statutes, and regulations, rules, guidelines, or standards promulgated pursuant thereto all as amended from time to time.

                  Hazardous Substance: Any substance, whether solid, liquid or gaseous: i) which is listed, defined or regulated as a "hazardous substance," "hazardous waste" or "solid waste," or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law; or ii) which is or contains Asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, or motor fuel or other petroleum hydrocarbons; or iii) which causes or poses a threat to cause a contamination or nuisance on the Mortgaged Property or any adjacent property or a hazard to the environment or to the health or safety of persons on or about the Mortgaged Property.
               Mortgage: That certain Mortgage, Deed of Trust and Security Agreement, dated of even date herewith, executed by Borrower for the benefit of Lender, covering the Mortgaged

         Property more particularly described therein, including the real property or interest therein described in Exhibit A attached hereto and incorporated herein by this reference.

                  Remediation: Any investigation, site monitoring, containment, cleanup, removal, restoration, or other activities of any kind which are reasonably necessary or desirable under an applicable Environmental Law.

               Storage Tanks: Any underground or aboveground storage tanks, whether filled, empty, or partially filled with any substance.

         Section 1.2 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Mortgage, unless such term is otherwise specifically defined herein.

                                   ARTICLE II

                         WARRANTIES AND REPRESENTATIONS

         Indemnitor hereby represents and warrants to Lender that, to the best of Indemnitor's knowledge after due inquiry and investigation as follows, subject to the information respecting the environmental condition of the Mortgaged Property contained in Report of Phase I Environmental Site Assessment prepared by Geoscience, Inc. dated July 18, 1997, and a Report of Subsurface Environmental Investigation (Palace Cleaners) prepared by Geoscience, Inc. dated August 8, 1997, and Report of Active Soil Vapor Survey (Palace Cleaners) prepared by Geoscience, Inc. dated July 28, 1997:

         Section 2.1 Mortgaged Property Compliance. The Mortgaged Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws.

         Section 2.2 No Violations. Without limitation to Section 2.1 above, except as previously disclosed in writing to Lender, the Mortgaged Property and operations conducted thereon by the current owner or operator of such Mortgaged Property, are not the subject of any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any governmental or nongovernmental entity or person or to any Remediation under any Environmental Law.

         Section 2.3 Authorizations. All notices, permits, licenses, registrations, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Mortgaged Property, including, without limitation, the existence of any Storage Tanks at the Mortgaged Property or the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance into the environment, have been duly obtained or filed and have been duly renewed or maintained.

               Section 2.4 Hazardous Substance. The Mortgaged Property does not contain any

Hazardous Substance in violation of applicable Environmental Laws. Except as disclosed in writing to Lender the Mortgaged Property does not contain any Storage Tanks or Asbestos.

         Section 2.5 Borrower Investigation. Borrower has taken all steps necessary to determine, and has determined, that no Hazardous Substances are or have been generated, treated, stored, used, disposed of or released on, under, from, or about the Mortgaged Property except in compliance with applicable Environmental Laws.

         Section 2.6 Borrower Compliance. Borrower has not undertaken, permitted, authorized, or suffered and will not undertake, permit, authorize, or suffer the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial, or disposal on, under, from or about the Mortgaged Property of any Hazardous Substance or the transportation to or from the Mortgaged Property of any Hazardous Substance except in compliance with applicable Environmental Laws.

         Section 2.7 No Pending Litigation. Except as otherwise previously disclosed to Lender in writing, there is no pending or threatened litigation, proceedings, or investigations before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

         Section 2.8 No Notices. Except as otherwise previously disclosed to Lender in writing, Borrower has not received any notice, and has no actual or constructive knowledge, that any governmental authority or any employee or agent thereof has determined, or threatens to determine, or is investigating any allegation that there is a presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

         Section 2.9 No Communications. Except as otherwise previously disclosed to Lender in writing, there have been no communications or agreements with any governmental authority thereof or any private entity, including, but not limited to, any prior owners or operators of the Mortgaged Property, relating in any way to the presence, release, threat of release, placement on, under or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance, except for communications made in the ordinary course of business in connection with permits, reports, and routine inspections issued, prepared or conducted by government agencies or authorities having jurisdiction over the Mortgaged Property.

          Section 2.10 Other Properties. Neither Borrower, nor, to the best knowledge of Borrower, any other person, including, but not limited to, any predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Mortgaged Property, has ever caused, permitted, authorized or suffered, and Borrower will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Borrower in any jurisdiction now or hereafter having in effect a so-called "superlien" law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Mortgaged Property to secure any obligation in connection with the "superlien" law of such other jurisdiction.

         Section 2.11 Permits. Borrower has been issued all required federal, state, and local licenses, certificates, or permits relating to, and Borrower and the Mortgaged Property are in compliance in all respects with all applicable Environmental Laws, including but not limited to, federal, state, and local laws, rules, and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health, or safety matters.

                                   ARTICLE III

                              AFFIRMATIVE COVENANTS

         Indemnitor hereby unconditionally covenants and agrees with Lender, until the entire Debt (as defined in the Note) shall have been paid in full and all of the obligations of Borrower under the Loan Documents shall have been fully performed and discharged, as follows:

         Section 3.1 Operations. Borrower shall not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance or allow any other person or entity to do so except in compliance with Environmental Laws. Borrower shall not install or permit to be installed any Asbestos or Storage Tanks at the Mortgaged Property and shall remedy all violations of Environmental Laws with respect thereto including, but not limited to, removal of Asbestos and/or Storage Tanks in the manner and as required by applicable Environmental Laws.

         Section 3.2 Compliance. Borrower shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law and upon discovery of any noncompliance shall promptly take corrective action to remedy such noncompliance.

         Section 3.3 Monitoring. Borrower shall establish and maintain, at Borrower's sole expense, a system to assure and monitor the remediation in compliance with Environmental Laws of the dry cleaning solvent contamination at the Mortgaged Property, including a detailed review ("Environmental Remediation Report") of the status of such remediation by such environmental consultant. Borrower shall furnish each Environmental Remediation Report to the Lender within sixty (60) days after Lender so requests, together with such additional information as Lender may reasonably request. If Borrower fails to contract for such an Environmental Remediation Report after ten (10) days' notice, or fails to provide either such report within sixty (60) days, Lender may order same, and Borrower grants to Lender and its employees, agents, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while the Mortgage is in effect) to perform inspections and tests, including (but not limited to) the taking of soil borings and air and groundwater samples. All costs of such reports, inspections and tests shall be an obligation of Borrower which Borrower promises to pay to Lender pursuant to this Agreement. All such costs shall constitute a portion of the Debt, secured by the Mortgage and the other Loan Documents. Borrower's obligations under this Section 3.3 to implement such a monitoring system and provide such reports shall terminate upon Borrower's full performance of its obligations as set forth in Schedule 1 to the Environmental Escrow and Security Agreement between Lender and Borrower dated concurrently herewith.

         Section 3.4 Notices. Borrower shall give prompt written notices to Lender of: (i) any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property, the migration thereof from or to other property, the disposal, storage, or treatment of any Hazardous Substance generated or used on, under or about the Mortgaged Property, (ii) all claims made or threatened by any third party against Borrower or the Mortgaged Property or any other owner or operator of the Mortgaged Property relating to any release reportable under any applicable Environmental Law, loss or injury resulting from any Storage Tank or Hazardous Substance, and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or cleanup of the Mortgaged Property pursuant to any Environmental Law or that could result in Borrower becoming liable for any cost related to any investigation or cleanup of such Mortgaged Property.

         Section 3.5 Legal Proceedings. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law, Hazardous Substance or Storage Tank and Borrower shall pay all attorneys' fees incurred by Lender in connection therewith.

         Section 3.6 Remediation. In the event that the Mortgaged Property (or any portion thereof) becomes the subject of any Remediation, Borrower shall commence such Remediation no later than the earlier of (i) thirty (30) days after written demand by Lender for performance thereof, or (ii) such shorter period of time as may be required under applicable law, and thereafter shall diligently prosecute the same to completion in accordance with applicable law. All Remediation shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs and expenses of such Remediation shall be paid by Borrower including, without limitation, Lender's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remediation. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remediation, Lender may, but shall not be required to, cause such Remediation to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Debt.

                                   ARTICLE IV

                                 INDEMNIFICATION

         INDEMNITOR SHALL PROTECT, INDEMNIFY, AND HOLD HARMLESS LENDER AND TRUSTEE, THEIR PARENTS, SUBSIDIARIES, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, DAMAGES, PENALTIES, CAUSES OF ACTION, LOSSES, FINES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES AND REASONABLE ATTORNEYS' FEES AND EXPENSES), DIRECTLY OR INDIRECTLY ARISING FROM OR RELATED TO ANY RELEASE OF OR EXPOSURE TO ANY HAZARDOUS SUBSTANCE (INCLUDING PERSONAL INJURY OR DAMAGE TO PROPERTY), NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAW, REMEDIATION, OR ARISING UNDER ANY ENVIRONMENTAL LAW. THE INDEMNIFICATION OBLIGATIONS OF INDEMNITOR HEREUNDER SHALL BE DEEMED TO CONSTITUTE A PART OF THE DEBT SECURED BY THE MORTGAGE AND THE OTHER LOAN DOCUMENTS.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1 Survival of Obligations. Each and all of the representations, covenants and agreements and indemnities contained herein shall survive any termination, satisfaction or assignment of the Loan Documents or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, delivery of a deed in lieu of foreclosure or the exercise by Lender of any of its other rights and remedies under the Loan Documents.

         Section 5.2 Notices. All notices or other communications required or permitted to be given hereunder shall be given to the parties and become effective as provided in the Mortgage.

         Section 5.3 Binding Effect. This Agreement shall be binding on the parties hereto, their successors, assigns, heirs and legal representatives and all other persons claiming by, through or under them.

         Section 5.4 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

         Section 5.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN
WHICH THE MORTGAGED PROPERTY IS LOCATED AND THE APPLICABLE LAWS
OF THE UNITED STATES OF AMERICA.

         Section 5.6 Reliance. Borrower recognizes and acknowledges that in entering into the loan transaction evidenced by the Loan Documents and accepting the Mortgage, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in this Agreement without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Lender; that such reliance exists on the part of Lender prior hereto; that such warranties and representations are a material inducement to Lender in making the loan evidenced by the Loan Documents and accepting the Mortgage; and that Lender would not be willing to make the loan evidenced by the Loan Documents and accept the Mortgage in the absence of such warranties and representations.

         Section 5.7 Headings. The article, section and subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such articles, sections or subsections.

         Section 5.8 No Oral Change. This Agreement may not be waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

               Section 5.9 Joint and Several Liability. Each party comprising Indemnitor shall be jointly and severally liable for the obligations of Indemnitor hereunder.

         Section 5.10     Waiver of Subrogation, Reimbursement and Contribution.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, CM Plus hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating CM Plus to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the obligations hereunder for any payment made by CM Plus under or in connection with this Agreement or otherwise. CM Plus hereby waives all rights and defenses arising out of an election of remedies by Lender even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the loan secured by the Mortgage, has destroyed CM Plus's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil
Procedure or otherwise. Specifically, and without in any way limiting the foregoing, CM Plus hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any right of recourse to or with respect to Borrower or the assets or property of Borrower or to any collateral for the Loan. In connection with the foregoing, CM Plus expressly waives any and all rights of subrogation to Lender against Borrower, and CM Plus hereby waives any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any collateral for the Loan. The parties included in CM Plus recognize that, pursuant to Section 580d of the California Code of Civil Procedure, Lender's realization through non-judicial foreclosure upon any real property constituting security for Borrower's obligations under the Loan Documents could terminate any right of Lender to recover a deficiency judgment against Borrower, thereby terminating subrogation rights which such parties otherwise might have against Borrower. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Agreement against such parties. The parties included in CM Plus hereby unconditionally and irrevocably waive any such defense. In addition to and without in any way limiting the foregoing, CM Plus hereby subordinates any and all indebtedness of Borrower now or hereafter owed to CM Plus to all indebtedness of Borrower to Lender, and agrees with Lender that CM Plus shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of CM Plus's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan. Further, CM Plus shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents. If any amount shall nevertheless be paid to CM Plus by Borrower or another CM Plus prior to payment in full of the Obligations (hereinafter defined), such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Agreement, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law.

                  (b) Notwithstanding the provisions of Section 5.10(a), each CM Plus shall have and be entitled to (1) all rights of subrogation otherwise provided by applicable law in respect of any payment it may make or be obligated to make under this Agreement and (2) all claims it would have against Borrower in the absence of Section 5.10(a) and to assert and enforce same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") which is 91 days after the date on which all sums owed to Lender under the Loan Documents (the "Obligations") have been paid in full, if and only if (x) no Event of Default of the type described in Section 23(e), (f) or (g) of the Mortgage with respect to Lender has existed at any time on and after the date of this Agreement to and including the Subrogation Trigger Date and (y) the existence of CM Plus's rights under this Section 5.10(b) would not make CM Plus a creditor (as defined in the Code, as such term is hereinafter defined) of Borrower in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

                  (c)      Without limiting the foregoing:

               (1) CM Plus waives CM Plus's rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to CM Plus by reason of California Civil Code Sections 2787 to 2855, inclusive.

               (2) CM Plus waives any rights or defenses CM Plus may have in respect of its obligations as a CM Plus by reason of any election of remedies by the Lender.

               (3) CM Plus waives all rights and defenses that CM Plus may have because the Borrower's debt is secured by real property. This means, among other things:
          (i) Lender may collect from CM Plus without first foreclosing on any real or personal property collateral pledged by Borrower; and

          (ii) If Lender forecloses on any real property  collateral  pledged by
               Borrower:
               (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;

               (B)  Lender  may  collect  from  CM  Plus  even  if  Lender,   by
          foreclosing on the real property collateral, has destroyed any right CM Plus may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses CM Plus may have because the Borrower's debt evidenced by the Note is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                            (Signature page follows)

         EXECUTED as of the date first above written.

                                   INDEMNITOR:

                                              CONCORD MILESTONE PLUS, L.P.,
                                              a Delaware limited partnership

                                              By:      CM PLUS CORPORATION,
                                                       a Delaware corporation,
                                                       Its General Partner


                                                              By:
                                                                       Name:
                                                                       Title:


                                                     CM PLUS CORPORATION,
                                                     a Delaware corporation

                                                              By:
                                                                       Name:
                                                                       Title:

                                    EXHIBIT A

                               (Legal Description)

                                LEGAL DESCRIPTION


THE LAND SITUATED IN LOS ANGELES COUNTY,  STATE OF CALIFORNIA,  AND DESCRIBED AS
FOLLOWS:

PARCELS 1 TO 6 INCLUSIVE AS SHOWN ON PARCEL MAP 1526, AS PER MAP FILED IN BOOK 24 PAGE 81 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, WHICH SAID PARCEL MAP RECITES "DIVISION OF LAND FOR LEASE PURPOSES ONLY."

EXCEPT THEREFROM ALL RIGHTS TO MINERALS, OIL, GAS, TARS, HYDROCARBONS AND METALLIFEROUS SUBSTANCES OF EVERY KIND, TOGETHER WITH THE RIGHT TO DRILL OR MINE FOR THE SAME, WITHOUT, HOWEVER, THE RIGHT TO DRILL OR MINE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF SAID LAND, AS RESERVED BY THE NEWHALL LAND AND FARMING COMPANY, A DELAWARE CORPORATION RECORDED MARCH 24, 1983 AS INSTRUMENT NO. 83- 323387 AND RE-RECORDED FEBRUARY 21, 1985 AS INSTRUMENT NO. 85-196474.


Property Address:          Old Orchard Shopping Center
                           23047-23453 Orchard Village Road
                           Santa Clarita (Valencia), California  91355